Exhibit 10.26

FEE AND LEASEHOLD MORTGAGE AND SECURITY AGREEMENT

Dated: November 30, 2017

in the amount of

$10,387,500.00

(the "Mortgage Amount")

from

Town of Islip Industrial Development Agency

having an office at:

40 Nassau Avenue

Islip, New York 11751

(the "Agency")

and

555 N Research Corporation

having an office at:

555 North Research Place

Central Islip, New York 11722

(the "Mortgagor")

to

HSBC Bank USA, National Association

having an office at:

534 Broad Hollow Road

Melville, New York 11747

(the "Mortgagee")

LOCATION OF PREMISES:

Street Address	: 555 North Research Place, Central Islip, NY
County of	: Suffolk
State of	: New York
Section	: 164.00
Block	: 04.00
Lot	: 007.001

After recording, please return to:

HSBC Bank USA, National Association

Attention: Post Closing Team

2929 Walden Avenue, C-111

Depew, New York 14043

FEE AND LEASEHOLD MORTGAGE AND SECURITY AGREEMENT

This Fee and Leasehold Mortgage and Security Agreement (the "Mortgage"), made the 30th day of November, 2017 from the Town of lslip Industrial Development Agency,, a public benefit corporation organized and existing under the laws of the State of New York, having its principal office at 40 Nassau Avenue, Islip, New York 11751 (the "Agency") and 555 N Research Corporation, a New York corporation, having an office at 555 North Research Place, Central Islip, New York (the "Mortgagor"), to and HSBC Bank USA, National Association, having an address at 534 Broad Hollow Road, Melville, New York 11747 (the "Mortgagee").

WITNESSETH:

WHEREAS, (i) the Mortgagor is the owner of a fee estate in the premises described in Schedule A attached hereto (the "Premises"), (ii) the Agency is the owner of a leasehold estate in the Premises under a certain company lease agreement, dated as of November 1, 2017, made by the Mortgagor, as lessor, to the Agency, as lessee (the "Company Lease"), (iii) the Agency subleased the Premises to Mortgagor pursuant to a certain lease agreement dated as of November 1, 2017, (the "Agency Lease"), and (iv) the Mortgagor sub-subleased the Premises to CVD Materials Corporation pursuant to a sub- sublease agreement dated as of November 30, 2017 (the "Sublease"); and

WHEREAS, concurrently herewith, Mortgagor is borrowing from Mortgagee the principal sum Ten Million Three Hundred Eighty-Seven Thousand Five Hundred and 00/100 ($10,387,500.00) Dollars (the "Mortgage Amount") and in connection therewith, Mortgagor has executed and delivered to Mortgagee that certain Note, dated of even date herewith, made by Mortgagor, as borrower, in favor of Mortgagee, as lender, in the original principal amount of $10,387,500.00 (such Note, as the same may be hereafter amended, modified or extended, being hereinafter called the "Note") evidencing the indebtedness of Mortgagor to Mortgagee; and

WHEREAS, to secure the payment by the Mortgagor of an indebtedness in the principal sum of Ten Million Three Hundred Eighty-Seven Thousand Five Hundred and 00/100 ($10,387,500.00) Dollars, lawful money of the United States of America, to be paid with interest, and all other sums which may or shall become due hereunder according to the Note, dated the date hereof, given by the Mortgagor to the Mortgagee, the Agency and the Mortgagor duly authorize the execution of this Mortgage.

Certain Definitions

The Agency, Mortgagor and the Mortgagee agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and to the plural forms of such terms.

"Accounts" means all moneys which have been, or may hereafter be, deposited or delivered to the Mortgagee by or for the account or credit of the Mortgagor.

"Additional Interest" means any breakage costs that may or shall become due and payable under the Swap Transaction.

"Chattels" means all fixtures, fittings, appliances, apparatus, equipment, machinery and articles of personal property, and replacements thereof owned by Mortgagor, other than those owned by lessees, now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Improvements on the Premises.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Events of Default" means the events and circumstances described as such in Section 2.01 hereof.

"Excluded Swap Obligations" means any obligation to pay or perform under any Swap Transaction if, and to the extent that, all or a portion of the guarantee of Guarantor of, or the grant by Guarantor of a security interest to secure, such Swap Transaction (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty or the grant of such security interest becomes effective with respect to such Swap Transaction. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Transaction that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

"Guarantor" means CVD Equipment Corporation and any other person or entity that may guaranty repayment of the Note. For the avoidance of doubt, the Agency is not a Guarantor.

"Improvements" means all structures and buildings, and replacements thereof, now or hereafter located upon the Premises by the Mortgagor, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures and/or buildings.

"Intangibles" means all "general intangibles" (as such quoted term is defined in the Uniform Commercial Code of the state wherein the premises are located) in any way relating to the Premises and/or the Improvements and which the Mortgagor owns, all licenses, trade names, good will and books and records relating to the business operated or to be operated on the Premises or any part thereof, and all unearned premiums, accrued, accruing or to accrue under all insurance policies now or hereafter obtained by the Mortgagor insuring the Mortgaged Property, as hereinafter defined (excluding any liability policies for the benefit of the Agency), and all rights and interest of Mortgagor thereunder.

"Involuntary Rate" means the Interest Rate provided in the Note plus 5%, but in no event to exceed the maximum rate allowed by law.

"Loan" shall mean the $10,387,500.00 loan to be made pursuant to the Loan Documents.

"Loan Document" shall mean this Mortgage, the Note, the Guaranty, the ADA and Environmental Indemnity, the Assignment of Leases and Rents, all of even date herewith, all Uniform Commercial Code Financing Statements executed and delivered in connection herewith, together with all Uniform Commercial Code continuation statements hereafter filed in respect of any such Financing Statements, together with all other documents, guarantees, instruments, certificates, title policies and the like securing and/or evidencing the Mortgage Amount and other Indebtedness and/or executed and/or delivered by or on behalf of the Mortgagor and Guarantor in connection with the Loan (whether any of the foregoing were executed in connection with the original closing of the loan evidenced by the Note, or at any time thereafter).

"Premises" means the premises described in Schedule A hereto, including all of the air space, easements, rights, privileges, royalties and appurtenances thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Mortgagor therein and in the streets, alleys and ways adjacent thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired.

"Swap Transaction" means any agreement, contract or transaction between the Lessee and Mortgagee, that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act., each as amended or supplemented from time to time, which transaction shall be in a form acceptable to Mortgagee in its sole discretion and which shall be related solely to the Note.

"Swap Transaction Documents" means the documentation governing the Swap Transaction.

All terms of this Mortgage which are not defined above have the meaning set forth in this Mortgage.

Granting Clause

NOW, THEREFORE, the Agency, having first been indemnified by Mortgagor against any liability or expense, and the Mortgagor, in consideration of the premises and in order to secure payment by the Mortgagor of both the principal of the Note and the interest (including Additional Interest) and any other sums payable thereon, and/or under this Mortgage or the other Loan Documents as well as, without limitation, all loans, advances, indebtedness, notes, liabilities, owing by the Mortgagor to the Mortgagee under the Note, the Mortgage, the Loan Documents or the Swap Transaction, direct or indirect (that is, whether the same are due directly by the Mortgagor to the Mortgagee; or are due indirectly by the Lessee to the Mortgagee as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Mortgagee, or otherwise under or pursuant to the Loan Documents or Swap Transaction), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents and the performance and observance of all the provisions hereof and of the Note including the payment of any sums advanced by the Mortgagee pursuant to this Mortgage (collectively, all of such obligations are hereinafter referred to as the "Indebtedness"), hereby give, grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, deposit, pledge, set over and confirm unto the Mortgagee all their respective estates, rights, titles and interests in, to and under any and all of the following described property (the "Mortgaged Property"), whether now owned or held or hereafter acquired:

(a)     the Premises;

(b)     the Improvements;

(c)     the Chattels;

(d)     the Intangibles;

(e)      the Accounts;

(f)     all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including , without limitation, proceeds of hazard and title insurance and condemnation awards (excluding any liability policies for the benefit of the Agency); and

(g)     all leases and lettings of the Premises now or hereafter entered into and all right, title and interest of the Agency and Mortgagor thereunder, excluding, however, the Agency's Unassigned Rights, as such term is defined in the Agency Lease, and including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, subject to the Mortgagor's right to possess and apply such cash or securities prior to an Event of Default, including, further, the right, upon the happening of an Event of Default, to receive and collect the rents thereunder, excluding the Agency's Unassigned Rights.

TO HAVE AND TO HOLD unto the Mortgagee, its successors and assigns forever together with all the Improvements now or hereafter erected on the Premises to its and their own proper use and behoof. And also the Mortgagor does for itself, its successors and assigns, covenant with the said Mortgagee, its successors and assigns, that at and until the ensealing of these presents it is well seized of the Premises in fee simple, and has good right to bargain and sell the same and that the same are free from all encumbrances whatsoever except such as are listed as exceptions to title in the title policy insuring the lien of this Mortgage (the "Permitted Encumbrances").

And furthermore, the Mortgagor does by these presents bind itself and its successors and assigns forever to warrant and defend the Premises described in Schedule A to the Mortgagee, its successors and assigns, against all claims and demands whatsoever except as mentioned herein.

ARTICLE I

Particular Covenants of the Agency and the Mortgagor

The Agency, having first been indemnified by the Mortgagor against any liability or expense, and the Mortgagor, each covenant and agree (provided that each of the Agency and the Mortgagor covenants and agrees only with respect to the covenants and agreement of itself and not of each other) as follows:

SECTION 1.01.     The Mortgagor represents and warrants that it has a good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge or encumbrance, except the Permitted Encumbrances; that the Mortgagor will own the Chattels free and clear of liens and claims; that this Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Property subject only to the exceptions referred to above; that the execution and delivery of this Mortgage has been duly authorized by the Agency and the Mortgagor, the execution and delivery of the Note has been duly authorized by the Mortgagor and that there is no provision in any document that evidences or establishes the existence of the Agency or Mortgagor requiring further consent for such action by any other entity or person; that it is duly organized, validly existing and is in good standing under the laws of the state of its formation or incorporation, as the case may be; that the Mortgagor has (i) all necessary licenses, authorizations, registrations, permits and/or approvals and (ii) full power and authority to own its properties and carry on its business as presently conducted and the execution and delivery by it of and performance of its respective obligations under, this Mortgage and the Note will not result in the Mortgagor being in default under any provisions of any document which evidences or establishes the existence of the Mortgagor or of any mortgage, credit or other agreement to which the Mortgagor is a party or which affects the Mortgagor or the Premises, or any part thereof; that it will preserve such title, and will forever warrant and defend the same to the Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever except for the Permitted Encumbrances.

SECTION 1.02.     The Agency and Mortgagor, as the case may be, will, at the sole cost of the Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto the Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage (provided that, with respect to the Agency such deeds, conveyance, mortgage, assignments, notices of assignment, transfers and assurances are so authorized by the Act (as such term is defined in the Agency Lease) and by the Agency's board of directors, if so required, and (ii) such deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances are in a form reasonably acceptable to the Agency) and, on demand, will execute and deliver and hereby authorizes the Mortgagee to execute and file in the name of the Agency and/or Mortgagor, as the case may be, to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Mortgaged Property or any part thereof.

SECTION 1.03.     (a) The Agency and Mortgagor, as the case may be, forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, upon reasonable prior notice, will at the sole cost and expense of the Mortgagor cause this Mortgage and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and/or the Intangibles and each instrument of further assurance to be filed, registered and/or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of the Mortgagee in, the Mortgaged Property, all at the sole cost and expense of the Mortgagor.

(b) The Mortgagor will pay all filing, registration or recording fees, and all expenses incident to or arising in connection with this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Chattels or the Intangibles, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, impositions, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage or any mortgage supplemental hereto, any security instrument with respect to the Chattels and/or the Intangibles or any instrument of further assurance. In the event any additional mortgage recording tax or recording fees become due subsequent to the recording of this Mortgage, Mortgagor agrees to pay any such additional mortgage tax and recording fees within seven (7) days of Mortgagee's demand, and upon the failure to make such payment, the Mortgagee has the absolute right to then make such payment for the mortgage tax or recording fees, and such payment shall be deemed a protective advance hereunder and subject to the lien of this Mortgage.

SECTION 1.04.     The Mortgagor will punctually pay the principal and interest and all other sums to become due in respect of the Note at the time and place and in the manner specified in the Note, according to the true intent and meaning thereof, all in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts.

SECTION 1.05.     (a) The Mortgagor, if a corporation, will, so long as it is owner of the Mortgaged Property or any part thereof, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation under the laws of the state of its incorporation and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to the Mortgagor or to the Mortgaged Property or any part thereof.

(b) Nothing in this Section 1.05 shall require the payment or discharge of any obligation imposed upon the Mortgagor by this Section so long as the Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or any part thereof to satisfy the same; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, provide security satisfactory to the Mortgagee, assuring the discharge of the Mortgagor's obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further that if, at any time, payment of any obligation imposed upon the Mortgagor by subsection (a) of this Section shall become necessary to prevent the delivery of a tax deed, or its equivalent, conveying the Mortgaged Property, or any part thereof, because of nonpayment, then the Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or its equivalent.

SECTION 1.06.     All right, title and interest of the Agency and the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by, or released to, the Agency or the Mortgagor, or constructed, assembled or placed by the Mortgagor on the Premises or any part thereof, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by the Agency or the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Agency or the Mortgagor and specifically described in the granting clauses hereof, but at any and all times the Mortgagor and/or the Agency will, as applicable, at the sole expense of the Mortgagor, execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as the Mortgagee may require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage, provided that, with respect to the Agency such deeds, conveyance, mortgage, assignments, notices of assignment, transfers and assurances are so authorized by the Act.

SECTION 1.07.     (a) The Mortgagor, from time to time when the same shall become due and payable, will pay and discharge all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, including any payment-in-lieu of tax payments, imposed upon or assessed against the Mortgaged Property (or upon the revenues, rents, issues, income and profits of the Mortgaged Property, or any part thereof, or arising in respect of the occupancy, use or possession thereof collectively the "Taxes"). The Mortgagor will, upon the request of the Mortgagee, deliver to the Mortgagee receipts evidencing the payment of all such Taxes.

(b)     The Mortgagor, upon demand of the Mortgagee after the occurrence of an Event of Default, will be required to pay to Mortgagee on the first day of each calendar month one- twelfth of an amount (the "Escrow Fund") which would be sufficient to pay the Taxes payable, or estimated by Mortgagee to be payable, during the ensuing twelve (12) months. Mortgagee will apply the Escrow Fund to the payment of Taxes which are required to be paid by Mortgagor pursuant to the provisions of this Mortgage. If the amount of the Escrow Fund shall exceed the amount of the Taxes payable by the Mortgagor pursuant to the provisions of this Mortgage as determined by the Mortgagee from time to time, Mortgagee shall return any excess to Mortgagor. If the Escrow Fund is not sufficient to pay the Taxes, as the same become payable, the Mortgagor shall pay to Mortgagee, upon demand, the amount which Mortgagee shall estimate as sufficient to make up the deficiency. Until expended or applied as above provided, any amounts in the Escrow Fund may be commingled with the general funds of Mortgagee and shall constitute additional security for the Indebtedness and shall not bear interest. Notwithstanding the foregoing, for so long as Taxes are being collected and paid pursuant to a payment- in-lieu of tax arrangement with the Agency, Mortgagor shall not be required to pay Taxes to Mortgagee pursuant to this Section 1.07(b).

(c)     The Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others, which claims and demands, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the cost of the Mortgagor, without expense to the Mortgagee.

(d)     Nothing in this Section shall require the payment or discharge of any obligation imposed upon the Mortgagor by this Section so long as the Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or any part thereof to satisfy the same; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, provide security satisfactory to the Mortgagee, assuring the discharge of the Mortgagor's obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further that if, at any time, payment of any obligation imposed upon the Mortgagor by subsection (a) of this Section shall become necessary to prevent the delivery of a tax deed, or its equivalent, conveying the Mortgaged Property, or any part thereof, because of non-payment, then the Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or its equivalent.

SECTION 1.08.     The Mortgagor will pay any and all taxes, charges, fees and/or levies by reason of the Mortgagee's ownership of the Note or this Mortgage and/or resulting from the exercise by the Mortgagee of any of its rights and/or remedies provided for under this Mortgage, except for income taxes and any gains tax law which may hereafter be enacted. The obligations assumed by the Mortgagor pursuant to this Section shall survive the exercise by the Mortgagee of any of its rights and/or remedies under this Mortgage.

SECTION 1.09.     (a) The Mortgagor shall keep the Improvements and Chattels insured against damage by fire and other hazards covered by the standard extended coverage insurance policy, and each policy shall be endorsed to name the Mortgagee as an insured thereunder, as its interest may appear, with loss payable to the Mortgagee, without contribution or assessment, pursuant to a standard first mortgage endorsement substantially equivalent to the New York standard mortgagee endorsement. All insurance policies and endorsements required pursuant to this Section shall be fully paid for, nonassessable and contain such provisions and expiration dates and be in such form and amounts and issued by such insurance companies satisfactory to the Mortgagee. Without limiting the foregoing, each policy shall specifically provide that (i) such policy may not be cancelled except upon thirty (30) days' prior written notice to the Mortgagee and that no act or thing done by the Mortgagor shall invalidate the policy as against the Mortgagee and (ii) any and all insurance proceeds will be paid to the Mortgagee so long as Mortgagee certifies to the insurer that the unpaid Indebtedness exceeds the proceeds of insurance. In addition, the Mortgagee may require the Mortgagor to carry such other insurance on the Improvements and Chattels in such amounts as may from time to time be required by institutional lenders, against insurable casualties (including risks of war and nuclear explosion) which at the time are commonly insured against in the case of Premises similarly situated. The Mortgagor will assign and deliver the policy or policies of all such insurance to the Mortgagee, which policy or policies shall have endorsed thereon an endorsement substantially equivalent to the New York standard mortgagee endorsement in the name of the Mortgagee, so and in such manner and form that the Mortgagee and its successors and assigns shall at all times have and hold said policy or policies as collateral and further security for the payment of the Indebtedness until the full payment of the Indebtedness. In addition, from time to time, upon occurrence of any change in the use, operation or value of the Premises, or in the availability of insurance in the area in which the Premises are located, the Mortgagor shall, within five (5) days after demand by the Mortgagee, take out such additional amounts and/or such other kinds of insurance as the Mortgagee may reasonably require.

(b)     The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section, unless the Mortgagee is included thereon as a named insured with loss payable to the Mortgagee under the standard mortgage endorsement of the character above described. The Mortgagor shall immediately notify the Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to the Mortgagee the policy or policies of such insurance. Notwithstanding any of the foregoing to the contrary, Mortgagee hereby acknowledges that the Mortgagor is required to provide insurance for the benefit of the Agency pursuant to the terms of the Agency Lease.

(c)     If the Premises, or any part thereof, are located in an area which has been identified by the Secretary of Housing and Urban Development as a flood hazard area, the Mortgagor will keep, for as long as any Indebtedness remains unpaid, the Improvements covered by flood insurance in an amount at least equal to the full amount of the Note or the maximum limit of coverage available for the Premises under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may have been or may hereafter be amended or modified (and any successor act thereto), whichever is less.

(d)     The Mortgagor shall give the Mortgagee prompt notice of any loss covered by insurance and the Mortgagee shall have the right to join the Mortgagor in adjusting any loss in excess of $25,000. Notwithstanding anything to the contrary contained herein or in Section 254 of the Real Property Law of the State of New York or any other provision of applicable law, the proceeds of insurance policies coming into the possession of the Mortgagee shall not be deemed trust funds and the Mortgagee shall have the option in its sole discretion to apply any insurance proceeds it may receive pursuant hereto, or otherwise, to the payment of the Indebtedness or to allow all or a portion of such proceeds to be used for the restoration of the Mortgaged Property. In the event any such insurance proceeds shall be used to reduce the Indebtedness, the same shall be applied by the Mortgagee, after the deduction therefrom and repayment to the Mortgagee of any and all costs incurred by the Mortgagee in the recovery thereof, in any manner it shall designate including but not limited to, the application of such proceeds to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity, such that the regular payments, if any, under the Note shall not be reduced or altered in any manner.

(e)      INTENTIONALLY OMITTED.

(f)     The Mortgagor shall give the Mortgagee prompt written notice of damage to or destruction of the Improvements and Chattels or any part thereof and, unless the Indebtedness is paid in full to Mortgagee within thirty (30) days of the date of said damage or destruction, and provided that such proceeds are made available to Mortgagor, Mortgagor shall promptly commence and diligently continue to perform the repairs, restoration and rebuilding of the portion of the Improvements and Chattels so damaged or destroyed (hereinafter the "Work") so as to restore the Improvements and Chattels in full compliance with all legal requirements and so that the Mortgaged

Property shall be at least equal in value and general utility as they were prior to such damage or destruction, and if such damage or destruction, in the reasonable judgment of the Mortgagee, shall exceed One Hundred Thousand ($100,000) Dollars (hereinafter, collectively "Major Work"), the Mortgagor shall, prior to the commencement of the work, furnish to the Mortgagee for its approval: ( l) complete plans and specifications for the Work, with satisfactory evidence of the approval thereof (i) by all governmental authorities whose approval is required and (ii) by an architect satisfactory to the Mortgagee (hereinafter, the "Architect") and which shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the Work; (2) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the Work; and (3) a surety bond or guaranty of the payment for and completion of the Work, which bond or guaranty shall be in form satisfactory to Mortgagee and shall be signed by surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to the Mortgagee, and in an amount not less than the Architect's estimate of the entire cost of completing the Work, less the amount of insurance proceeds and Mortgagor deposits, if any, then held by the Mortgagee for application toward the cost of the Work. The Mortgagor shall not commence any of the Work until the Mortgagor shall have complied with applicable requirements referred to in this subsection (t), and after commencing the Work the Mortgagor shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to in this subsection (t), if applicable.

(g)     If the insurance proceeds, less the cost, if any, to the Mortgagee of such recovery and of paying out such proceeds (including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor) should be paid towards restoration of the Improvements and Chattels or if such insurance proceeds are applied toward such restoration, then such insurance proceeds shall be applied by the Mortgagee as follows:

(i)     To the payment of the cost of the Work and shall be paid out from time to time to the Mortgagor and/or, at the Mortgagee's option exercised from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials for the Work, as said Work progresses except as otherwise hereinafter provided, but subject to the following conditions, any of which the Mortgagee may freely waive:

(A)     If the Work to be done is Major Work, as determined by the Mortgagee, the Architect shall be in charge of the Work;

(B)     Each request for payment shall be made on seven (7) days prior notice to the Mortgagee and shall be accompanied by a certificate of the Architect if one is required under subsection (t) above, otherwise by a certificate of an officer of the Mortgagor, stating (i) that all of the Work completed has been done in compliance with the approved plans and specifications, if any be required under said subsection (t), and in accordance with all provisions of law; (ii) the sum requested is justly required to reimburse the Mortgagor for payments by the Mortgagor to, or is justly due to, the contractor, subcontractor, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums, if any, previously paid out by the Mortgagee does not exceed the value of the Work done to date of such certificate, and (iii) that the amount of such proceeds and other deposits remaining in the hands of the Mortgagee will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Mortgagee may require an estimate of the cost of such completion);

(C)     Each request shall be accompanied by waivers of liens satisfactory to the Mortgagee covering that part of the Work previously paid for, if any, and by a search prepared by the title company which insured the lien of the Mortgage or by other evidence satisfactory to the Mortgagee, that there has not been filed with respect to the Mortgaged Property or any part thereof any mechanic's lien or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record and that there exist no encumbrances on or affecting the Mortgaged Property or any part thereof other than encumbrances, if any, existing as of the date hereof and which have been approved by the Mortgagee;

(D)     The request for any payment after the Work has been completed shall be accompanied by a copy of all certificates, permits, licenses, waivers and/or other documents required by law to render occupancy of the Premises and/or Improvements legal; and

(ii)     Upon completion of the Work and payment in full therefor, or upon failure on the part of the Mortgagor to commence, as provided in subsection (t) of this Section, or diligently to continue the Work, or at any time upon request by the Mortgagor, the Mortgagee may apply the amount of any such proceeds then or thereafter in the hands of the Mortgagee to the payment of the Indebtedness, provided, however, that nothing herein contained shall prevent the Mortgagee from applying at any time the whole or any part of such proceeds to the curing of any default under this Mortgage or the Note.

SECTION 1.10.     If the Mortgagor shall fail to perform any of the covenants contained in Section 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12 or 1.21 the Mortgagee may make advances to perform the same in its behalf upon ten (10) days' prior written notice to Mortgagor, and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. The Mortgagor will repay on demand all sums so advanced on its behalf with interest at the Involuntary Rate. The provisions of this Section shall not prevent any default in the observance of any covenant contained in said Section 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12 or 1.21 from constituting an Event of Default.

SECTION 1.11.     (a)     The Mortgagor will keep adequate records and books of account in accordance with generally accepted accounting principles ("GAAP") and will permit the Mortgagee, by its agents, accountants and attorneys, to visit and inspect the Premises and examine its records and books of account and to discuss its affairs, finances and accounts with the officers of the Mortgagor, at such reasonable times as may be requested by the Mortgagee.

(b)   Throughout the term of the Loan, the Mortgagee shall receive the following:

(i)     annually, Form 10-K of the Guarantor prepared by an accounting firm acceptable to the Mortgagee, within 120 days of each fiscal year-end;

(ii)     quarterly, Form 10-Q of the Guarantor prepared by an accounting firm acceptable to the Mortgagee, within 60 days of each fiscal quarter-end;

(iii)    annual tax returns of the Mortgagor to be provided within 30 days of filing; and

(iv)     such other information concerning the business operation or financial condition of the Mortgagor and the Guarantor as the Mortgagee may reasonably require.

(c)     The Mortgagor, within ten (10) days upon request by mail, will furnish a written statement duly acknowledged of the amount due whether for principal or interest on the Note and whether any offsets, counterclaims or defenses exist against the Mortgagee, or the Indebtedness, or any part thereof.

(d)     The Mortgagor shall, upon reasonable notice from the Mortgagee, permit the Mortgagee and its agents, representatives or designees access to the Premises from time to time for the purpose of conducting an appraisal of the fair value of the Premises. The Mortgagor agrees that it shall be solely responsible for the costs and expenses of any such appraisal. No failure or omission on the part of the Mortgagee to request any such appraisals shall relieve the Mortgagor of any of its obligations under this Paragraph.

(e)     Mortgagor shall maintain at all times during the term of the Loan a deposit account ("Account") with Mortgagee which shall have a balance in immediately available funds on the dates on which installments of principal and interest are due sufficient to pay the installments due hereunder and Mortgagee is authorized to debit the Account for payment of the installments of principal, interest and escrow amounts due and owing. The Mortgagor and Guarantor shall maintain their primary banking and depository relationship with the Mortgagee, and in the event that the Mortgagor and Guarantor cease to maintain their primary banking and depository relationship with the Mortgagee, reserves the right to increase the interest rate on the Note by one (1%) percent per annum until such time as the Mortgagor and Guarantor resume the maintenance of their primary banking and depository relationship with the Mortgagee.

(f)     CVD Equipment Corporation and its consolidated subsidiaries shall maintain a Fixed Charge Coverage Ratio ("FCCR") of no less than 1.10: I to be measured as of each fiscal quarter end over the term of the Loan. FCCR is defined as ((EBITDA minus (the sum of distributions plus unfunded capital expenditures plus cash taxes) divided by (the sum of interest expense plus current maturities of long term debt - excluding current maturities of long term debt secured by cash)). Unfunded capital expenditures excludes the equity requirement to purchase the Premises (or any other property purchased which is financed by the Mortgagee) (collectively, the "Property") and improvements to the Property.

(g)     Throughout the term of the Loan and Refinance Loan (as defined in the Note), as the case may be, the outstanding principal balance due, together with all unpaid interest which shall have accrued thereon, shall not exceed 75% of the fair market value of the Premises at the time of any such determination (the "LTV Requirement"). Fair market value shall be determined by the Mortgagee from time to time by reference to acceptable guides and indices and/or appraisals paid for by the Mortgagor or such other means as Mortgagee, in its discretion, deems appropriate. In the event that Mortgagee shall at any time determine that the loan to value ratio is greater than 75%, the Mortgagor shall within ten (10) days of notice and demand by Mortgagee, either reduce the loan amount or pledge such additional collateral as may be acceptable to Mortgagee in order to maintain the required loan to value ratio. The Mortgagor's failure to either reduce the Loan balance as necessary or satisfy Mortgagee's demand for additional collateral acceptable to it within ten (10) days of notice having been given by Mortgagee shall be considered a default.

SECTION 1.12.     The Mortgagor will not commit any waste on the Mortgaged Property, or any part thereof, or make any change in the use of the Mortgaged Property, or any part thereof, which will in any way impair the value of the Mortgaged Property in the judgment of the Mortgagee, or in any way increase any ordinary fire or other hazard arising out of construction or operation. The Mortgagor will, at all times, maintain the Improvements in good operating order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end. The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed without the prior written consent of the Mortgagee except where appropriate replacements free of superior title, liens and claims are immediately made having value at least equal to the value of the removed Chattels. Without the prior written consent of the Mortgagee, the Mortgagor shall not (a) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Premises or seek any variance under existing zoning ordinances, (b) use or permit the use of the Premises in a manner which may result in the use of the Premises becoming a non conforming use under applicable zoning ordinances, (c) subject the Premises to restrictive covenants, or (d) establish any condominium or cooperative regime with respect to the Premises. The Mortgagor will perform and comply promptly with and cause the Mortgaged Property to be maintained, used and operated in accordance with, any and all (i) present and future laws, ordinances, rules, regulations and requirements of ever duly constituted governmental or quasi-governmental authority agency applicable to the Mortgagor or the Mortgaged Property, including permits, licenses and/or certificates that may be, (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions, (iii) similarly applicable duties or obligations of any kind imposed under any Permitted Encumbrance or otherwise by law, covenant, condition, agreement or easement, public or private, and (iv) policies of insurance at any time in force with respect to the Mortgaged Property.

SECTION 1.13.     The Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any part thereof, will notify the Mortgagee of the pendency of such proceedings. The Mortgagee may participate in any such proceedings and the Mortgagor from time to time will deliver to the Mortgagee all instruments requested by it to permit such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to the Mortgagee. The Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. In any such condemnation proceedings, the Mortgagee may be represented by counsel selected by the Mortgagee. The proceeds of any award or compensation so received shall be applied toward the restoration of the Mortgaged Property pursuant to the same terms, provisions and conditions which are applicable to the use of insurance proceeds as set forth in Sections 1.09 (d), (e), (f) and (g) herein provided that the Mortgagor has met the conditions contained in Sections 1.09 (d), (e), (f) and (g) or, if the Mortgagor has not met the conditions contained in Sections 1.09 (d), (e), (f) and (g), to the payment of the Indebtedness, notwithstanding the fact that the Indebtedness may not then be due and payable, or to the restoration of the Improvements. In the event that any portion of the condemnation awards or compensation shall be used to reduce the Indebtedness, same shall be applied by the Mortgagee in any manner it shall designate, including, but not limited to, the application of such award or compensation to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity such that the regular payments under the Note shall not be reduced or altered in any manner. The Mortgagor, upon request by the Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to the Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever. The Mortgagee shall not be limited to the interest paid on the proceeds of any award or compensation, but shall be entitled to the payment by the Mortgagor of interest at the applicable rate provided for in the Note.

SECTION 1.14.     (a) The Agency or Mortgagor will not execute an assignment of the rents (except the Agency's Unassigned Rights), or any part thereof, from the Premises. In no event shall (i) the Mortgagor, without the prior consent of the Mortgagee, (a) terminate or consent to the cancellation or surrender of any lease (except the Company Lease and Agency Lease), (b) modify any lease or sublease, or (c) accept prepayments of any installments of rents to become due under any lease or sublease, except prepayments in the nature of security for the performance of the lessee thereunder, and (d) enter into any lease of all or a portion of the Premises without the prior consent of the Mortgagee, it being understood however, that the Company Lease, Agency Lease and Sublease are approved by the Mortgagee, and (ii) CVD Equipment Corporation fail to occupy at least fifty-one percent (51%) of the rentable square footage of the Premises for the operation of its business throughout the term of this Mortgage, it being understood and agreed that the Sublease at all times shall (i) be a "triple net" lease which shall provide for monthly rental payments sufficient to enable Mortgagor to meet the FCCR requirement set forth in Section 1.1 l(t) herein, (ii) contain an expiration date to occur at least five (5) years from the date hereof, and an additional five years from the closing of the Refinance Loan (as defined in the Note) as the case may be, and (iii) provide that throughout the term of the Loan and Refinance Loan, as the case may be, the CVD Materials Corporation as tenant under the Sublease shall occupy a minimum of 51% of the rentable area of the Premises. At no time during the term of the Loan and Refinance Loan, as the case may be, shall fifty percent (50%) or more of the primary source of payments on the Loan and Refinance Loan be derived from third-party income unaffiliated with the Mortgagor.

(b)     The Mortgagor will not execute any lease of all or a substantial portion of the Premises except for actual occupancy by the lessee thereunder (except the Company Lease and Agency Lease) and will at all times promptly and faithfully perform, or cause to be performed promptly, all of the covenants, conditions and agreements contained in all leases and subleases of the Premises, or any part thereof, now or hereafter existing, on the part of the lessor or sublessor thereunder to be kept and performed and will at all times do all things necessary to compel performance by the lessee or sublessee, as the case may be, under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such leases provide for the giving by the lessee of certificates with respect to the status of such leases, the Mortgagor shall exercise its right to request such certificates within ten (10) days of any demand therefore by the Mortgagee.

(c)     The Mortgagor shall furnish to the Mortgagee, within thirty (30) days after a request by the Mortgagee to do so, a written statement containing the names of all lessees of the Premises, the terms of their respective leases, the space occupied and the rentals payable thereunder not more than once per year.

SECTION 1.15.     To the extent not so provided by applicable law each lease of the Premises (except the Company Lease and Agency Lease), or of any part thereof, shall provide that, in the event of the enforcement by the Mortgagee of the remedies provided for by law or by this Mortgage, the lessee thereunder will, upon request of any person succeeding to the interest of the Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease, or (ii) any amendment or modification of the lease made without the consent of the Mortgagee or such successor in interest. If the Premises, or any part thereof, are located within the State of New York, then reference is hereby made to Section 291-f of the Real Property Law of the State of New York, for purposes of obtaining for the Mortgagee the benefit of Section 291-f in connection with this Mortgage. Each such lease shall provide that upon request by such successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

SECTION 1.16.     Intentionally Omitted.

SECTION 1.17.     In the event any payment provided for herein or in the Note shall become overdue for a period in excess of ten (10) days, a late charge of five cents (5¢) for each dollar so overdue shall become immediately due to the Mortgagee for the purpose of defraying the expenses incident to handling such delinquent payment, and such charge shall be deemed to be part of the Indebtedness and therefore secured by the lien of this Mortgage. Late charges shall be payable with the next installment of principal and/or interest due under the Note.

SECTION 1.18.     The Mortgagor, in compliance with Section 13 of the Lien Law of the State of New York, will receive the advances secured by this Mortgage and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of improvement and will apply the same first to the payment of the cost of improvement before using any part of the total of the same for any other purpose.

SECTION 1.19.     The Mortgagor agrees that it shall indemnify and hold the Mortgagee harmless against any loss or liability, cost or expense, including without limitation, any judgments, attorneys' fees, costs of appeal bonds and printing costs, arising out of or relating to any proceedings instituted by any claimant alleging priority over the lien of this Mortgage and/or if the Premises or any part thereof is within the State of New York by any claimant alleging a violation by the Mortgagor or the Mortgagee of any section of Article 3-A of the Lien Law of the State of New York.

SECTION 1.20.     The Mortgagor shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation.

SECTION 1.21.     The Mortgagor expressly covenants and agrees to pay in full the fees and expenses of the Mortgagee's counsel, promptly upon the receipt of a statement therefor, which are incurred prior to and after the date hereof and which fees and expenses arise in connection with any matter incidental to the loan which is evidenced by the Note and secured by this Mortgage.

SECTION 1.22.     (a) The Mortgagor represents and warrants that except as otherwise disclosed by that certain Phase I Environmental Site Assessment report dated October 30, 2017 prepared by The Vertex Companies, Inc., in respect of the Premises delivered to Mortgagee (referred to below as the "Environmental Report"), a copy of which has been provided to Mortgagor, (i) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Premises, except those that are both (A) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (B) fully disclosed to Mortgagee in writing pursuant to the Environmental Report; (ii) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Premises which have not been fully remediated in accordance with Environmental Law; (iii) there is no threat of any Release of Hazardous Substances migrating to the Premises; (iv) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises which has not been fully remediated in accordance with Environmental Law; (v) Mortgagor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation (defined below) thereof, or possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (vi) Mortgagor has truthfully and fully provided to Mortgagee, in writing, any and all information relating to conditions in, on, under or from the Premises that is known to Mortgagor and that is contained in files and records of Mortgagor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Premises and/or to the environmental condition of the Premises.

(b)     The Premises complies in all respects with the ADA.

(c)     Mortgagor covenants and agrees that: (i) all uses and operations on or of the Premises, whether by Mortgagor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Substances in, on, under or from the Premises; (iii) there shall be no Hazardous Substances in, on, or under the Premises, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto and (B) fully disclosed to Mortgagee in writing; (iv) Mortgagor shall keep the Premises free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgagor or any other Person (the "Environmental Liens"); (v) Mortgagor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 1.22 (d) of this Mortgage, including but not limited to providing all relevant information and making knowledgeable Persons available for interviews; (vi) Mortgagor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises, pursuant to any reasonable written request of Mortgagee (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Mortgagee the reports and other results thereof, and Mortgagee shall be entitled to rely on such reports and other results thereof; (vii) Mortgagor shall, at its sole cost and expense, comply with all reasonable written requests of Mortgagee to (A) effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Premises; (B) comply with any Environmental Law; (C) comply with any directive from any governmental authority; and (D) take any other reasonable action necessary or appropriate for protection of human health or the environment; (viii) Mortgagor shall not do or allow any tenant or other user of the Premises to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Premises), impairs or may impair the value of the Premises, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Premises; and (ix) Mortgagor shall immediately notify Mortgagee in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Premises; (B) any non-compliance with any Environmental Laws related in any way to the Premises; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Premises; and (E) any written or oral notice or other communication of which any Mortgagor becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Mortgage.

(d)     In the event the Mortgagee has reason to believe that an environmental hazard exists on the Premises that does not, in the sole discretion of the Mortgagee, endanger any Tenants or other occupants of the Premises or their guests or the general public or materially and adversely affects the value of the Premises, upon reasonable notice from the Mortgagee, Mortgagor shall, at Mortgagor's expense, promptly cause an engineer or consultant satisfactory to the Mortgagee to conduct any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Mortgagee) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Mortgagee and promptly deliver the results of any such assessment, audit, sampling or other testing: provided, however, if such results are not delivered to the Mortgagee within a reasonable period or if the Mortgagee have reason to believe that an environmental hazard exists on the Premises that, in the sole judgment of the Mortgagee, endangers any tenant or other occupant of the Premises or their guests or the general public or may materially and adversely affect the value of the Premises, upon reasonable notice to Mortgagor, the Mortgagee and any other Person designated by the Mortgagee, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Premises at all reasonable times to assess any and all aspects of the environmental condition of the Premises and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Mortgagee) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Mortgagor shall cooperate with and provide the Mortgagee and any such Person designated by the Mortgagee with access to the Premises.

(e)     Mortgagor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Mortgagee harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Mortgagee and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Premises; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Premises; (c) any activity by Mortgagor, any Person affiliated with Mortgagor, and any tenant or other user of the Premises in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Premises of any Hazardous Substances at any time located in, under, on or above the Premises; (d) any activity by Mortgagor, any Person affiliated with Mortgagor, and any tenant or other user of the Premises in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Premises, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Premises or operations thereon, including but not limited to any failure by Mortgagor, any Person affiliated with Mortgagor, and any tenant or other user of the Premises to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Premises; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Mortgage; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Premises, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Mortgagor, any Person affiliated with Mortgagor, and any tenant or other user of the Premises in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; G) any acts of Mortgagor, any Person affiliated with any Mortgagor, and any tenant or other user of the Premises in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or Premises or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Premises; and (l) any past present or future non-compliance with the ADA; and

(m) misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Mortgage.

(f) Upon written request by the Mortgagee, Mortgagor shall defend same (if requested by the Mortgagee, in the name of the Mortgagee) by attorneys and other professionals approved by the Mortgagee. Notwithstanding the foregoing, the Mortgagee may, in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist it, and, at the option of the Mortgagee, its attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Mortgagor's consent, which consent shall not be unreasonably withheld. Upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Mortgagee, reimburse, the Mortgagee for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

(g)        Definitions. As used in this Section 1.22, the following terms shall have the following meanings:

"ADA" shall mean the Americans with Disabilities Act of 1990, as amended and supplemented from time to time.

"Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment. The term "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: conditioning transfer of Premises upon a negative declaration or other approval of a governmental authority of the environmental condition of the Premises; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Premises to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Premises; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Premises.

"Hazardous Substances" shall mean but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

"Mortgagee" shall mean Mortgagee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by this Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Premises, whether during the term of the Loan or as a part of or following a foreclosure of the

Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee's assets and business).

"Legal Action" shall mean any claim, suit or proceeding, whether administrative or judicial in nature.

"Losses" shall mean any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

"Person" shall mean any individual, limited liability company, partnership, corporation, trust or any other form of public, private or governmental entity or authority.

"Release" shall mean with respect to any Hazardous Substance but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

"Remediation" shall mean but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

SECTION 1.23.     The Mortgagor represents, warrants and covenants as follows:

Neither the Mortgagor, the Guarantor nor CVD Materials Corporation is in violation of any legal requirements relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001, (the "Executive Order") and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the "Patriot Act").

Neither the Mortgagor, the Guarantor nor CVD Materials Corporation is a "Prohibited Person" which is defined as follows:

a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

a person or entity with whom the Mortgagor is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the Executive Order and the Patriot Act;

a person or entity who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control; and

a person or entity who is affiliated with a person or entity listed above.

Neither the Mortgagor, the Guarantor nor CVD Materials Corporation will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

SECTION 1.24.     The Mortgagor agrees as follows:

(a)     The Mortgagor agrees that the Premises shall at all times comply or cause to be complied to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, as amended from time to time, the Fair Housing Amendments Act of 1988, as amended from time to time, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issues pursuant thereto including, without limitation, the American with Disabilities Act Accessibility Guidelines for Buildings and Facilities, as amended from time to time (collectively, "Access Laws").

(b)     Notwithstanding any prov1s1ons set forth herein or in any other documents regarding the Mortgagee's approval or alterations of the Premises but at all times subject to the Lease, the Mortgagor shall not alter the Premises in any manner which would increase the Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of the Mortgagee. The foregoing shall apply to tenant improvements constructed by the Mortgagor or by any of its tenants. The Mortgagee may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person reasonably acceptable to the Mortgagee.

(c)     The Mortgagor agrees to give prompt notice to the Mortgagee of the receipt by the Mortgagor of any complaints related to violations of any Access Laws and of commencement of any proceedings or investigations which related to compliance with applicable Access Laws.

(End of Article I)

ARTICLE II

Events of Default and Remedies

SECTION 2.01.          If one or more of the following Events of Default shall happen, that is to say:

(a)     if (i) default shall be made in the payment of any interest due under the Note, or in the payment of any installment of principal due under the Note, in either such case, when and as the same shall become due and payable, or (ii) default shall be made in any other payment of the principal of the Note, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, in each case, as in the Note and this Mortgage provided or default in the payment of any other Indebtedness due to Mortgagee under this Mortgage, or (iii) default shall be made in the payment of any tax required by Section 1.07 to be paid and said default shall have continued for a period of twenty (20) days; or

(b)     if default shall be made in the due observance or performance of any covenant, term or agreement on the part of the Mortgagor contained in Section 1.01, 1.03, or 1.08, and such default shall have continued for a period of twenty (20) days after written notice specifying such default shall have been given to the Mortgagor by the Mortgagee, unless such term, covenant or agreement cannot be complied with or such default be cured in such period and provided further that the Mortgagor shall commence compliance with such term, covenant or agreement or curing such default and shall continue to diligently prosecute such compliance or curing such default; or

(c)	if any representation made in Section 1.01 shall have been false when made; or

(d)     if default shall be made in the due observance or performance of any other covenant, term or agreement on the part of the Mortgagor in the Note or in this Mortgage contained, and such default shall have continued for a period of thirty (30) days after written notice specifying such default shall have been given to the Mortgagor by the Mortgagee, unless such term, covenant or agreement cannot be complied with or such default be cured in such period and provided further that the Mortgagor shall commence compliance with such term, covenant or agreement or curing such default and shall continue to diligently prosecute such compliance or curing such default; or

(e)     if by the order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property, or any part thereof, or of the Mortgagor shall be appointed and such order shall not be discharged or dismissed within sixty (60) days after such appointment; or

(t) if the Mortgagor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Mortgagor or of any substantial part of its property, or if the Mortgagor shall make any general assignment for the benefit of creditors, or if the Mortgagor shall fail generally to pay its debts as such debts become due, or if the Mortgagor shall take any action in furtherance of any of the foregoing; or

(g)     if any of the creditors of the Mortgagor shall commence against the Mortgagor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and if such case shall not be discharged or dismissed within sixty (60) days after the date on which such case was commenced, or

(h)     if final judgment for the payment of money in excess of the sum of $10,000 in the aggregate shall be rendered against the Mortgagor and the Mortgagor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

(i)     if any of the events enumerated in clauses (e) through (h) of this Section 2.01 shall happen to any Guarantor, if any, or any of its property; or

U) if any Guarantor defaults under or attempts to withdraw, cancel or disclaim liability under any guaranty issued to Mortgagee; or

(k)     if the Mortgagor sells, transfers, assigns, conveys or encumbers the Premises or any part thereof or any interest therein without the prior written consent of the Mortgagee; or

(I)     if a default occurs under any mortgage that is prior or subordinate to the lien of this Mortgage or the mortgagee under any prior or subordinate mortgage commences a foreclosure action in connection with said mortgage; it being further agreed by the Mortgagor that an Event of Default hereunder shall constitute an Event of Default under any such other mortgage or deed of trust held by the Mortgagee; or

(m)     if the Mortgagor or any Guarantor shall default under any other written agreement with the Mortgagee following notice and the expiration of any applicable cure period, including without limitation, any default under any Swap Transaction entered into by Lessee and Mortgagee, or if a Termination Event (as defined in the Swap Transaction) occurs and is continuing under the Swap Transaction; or

(n)     if any shares of the capital stock of the Mortgagor or any Guarantor, if the Mortgagor or such Guarantor is a corporation, shall be sold, assigned, transferred, conveyed, mortgaged, pledged, hypothecated or alienated without the prior written consent of the Mortgagee; or

(o)     if any partnership or limited liability company interest in the Mortgagor or any Guarantor, if the Mortgagor or such Guarantor is a partnership, shall be sold, assigned, transferred, conveyed, mortgaged, pledged, hypothecated or alienated without the prior written consent of the Mortgagee; or

(p)     if it shall be illegal for the Mortgagor to pay any tax referred to in Section 1.08 hereof or if the payment of such tax by the Mortgagor would result in the violation of the usury laws of the State of New York; or

(q)     if any person or entity having or claiming an interest in the Mortgagor or the Mortgaged Property commences an action or proceeding against the Mortgagor, the Mortgaged Property or any person or entity having or claiming an interest in the Mortgagor or the Mortgaged Property; or

(r)     if a default shall occur under the Company Lease, Agency Lease or the Sublease which continues beyond the applicable notice and grace periods; or

(s)     if the Mortgagor fails to deliver to the Mortgage by November 30, 2018 satisfactory proof that the following open permits have been removed of record from the Town of Islip Building Department records:

Open Permits

Building Permit issued on 10/13/2009 for interior alterations to cellu-tissue.

Building Permit issued on 10/13/2009 for interior alterations to cellu-tissue.

Building Permit issued on 11/19/2009 for a fire sprinkler system.

Building Permit issued on 9/13/2017 for interior alterations; then and in every such case:

I.     During the continuance of any such Event of Default, the Mortgagee, by written notice given to the Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest thereon, together with all other Indebtedness, to be due and payable immediately, and upon any such declaration the principal of the Note, said accrued and unpaid interest thereon, and all other Indebtedness shall become and be immediately due and payable, anything in the Note or in this Mortgage to the contrary notwithstanding;

II.     During the continuance of any such Event of Default, the Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and may exclude the Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Mortgagee, at the expense of the Mortgaged Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of any of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Mortgaged Property, the Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and in every such case the Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise as it shall deem best; and the Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues profits and income of the Mortgaged Property and every part thereof, excluding the Agency's Unassigned Rights, and in furtherance of such right the Mortgagee may collect the rents payable under all leases of the Premises, excluding the Agency's Unassigned Rights, directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to the Mortgagee of all rents due and to become due under its lease, and the Mortgagor FOR THE BENEFIT OF MORTGAGEE AND EACH SUCH LESSEE hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of the Mortgagee's statement of default and shall unequivocally be authorized to pay said rents to the Mortgagee without regard to the truth of the Mortgagee's statement of default and notwithstanding notices from the Mortgagor disputing the existence of an Event of Default such that the payment of rent by the lessee to the Mortgagee pursuant to such a demand shall constitute performance in full of the lessee's obligation under the lease for the payment of rents by the lessee to the Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property, or any part thereof, as well as just and reasonable compensation for the services of the Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, the Mortgagee shall apply the moneys arising as aforesaid, first to the payment of the principal of the Note and the interest thereon, when and as the same shall become payable, and second to the payment of any other Indebtedness and sums required to be paid by the Mortgagor under this Mortgage.

III.     The Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

(1)     sell the Mortgaged Property or any part thereof pursuant to any procedures provided by applicable law, including, without limitation, the procedures set forth in Article 14 of the New York Real Property Actions and Proceedings Law (and any amendments or substitute statutes in regard thereto), and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entirety or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by applicable law; or

(2)	institute proceedings for the complete or partial foreclosure of this Mortgage; or

(3)     take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, or in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect; or

(4)     the Mortgagee also shall have such other rights and/or remedies provided to a mortgagee and/or a secured party by the Uniform Commercial Code as that model statute is enacted and in effect in the jurisdiction wherein the Premises are situated.

SECTION 2.02.     (a) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(b)     Upon the completion of any sale or sales made by the Mortgagee under or by virtue of this Article II, the Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold and shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation. As long as the loan secured by this Mortgage remains unpaid the Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, including, without limitation, any affidavit, instrument, document or filing required pursuant to any applicable statute, rule or regulation, and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the reasonable judgment of the Mortgagee, for that purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under the Mortgagor.

(c)     In the event of any sale made under or by virtue of this Article II (whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest on, the Note, if not previously due and payable, and all other sums required to be paid by the Mortgagor pursuant to this Mortgage, immediately thereupon, shall, anything in the Note or in this Mortgage to the contrary notwithstanding, become due and payable.

(d)     The purchase money proceeds or avails of any sale made under or by virtue of this Article II, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article II or otherwise, shall be applied as follows:

First:     To the payment of the costs and expenses of such sale, including, but not limited to, the reasonable compensation to the Mortgagee, its agents and counsel, and any sums that may be due under and/or pursuant to any statute, rule, regulation and/or law which imposes any tax, charge, fee and/or levy in connection with and/or arising from the exercise of any right and/or remedy under this Mortgage or the requirement that any sum be paid in order to record and/or file any deed, instrument of transfer or other such document in connection with any such sale and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage, together with interest at the Involuntary Rate on all advances made by the Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second:     To the payment of the whole amount then due, owing or unpaid upon the Note for principal, interest, other indebtedness (on a pari passu basis with all obligations of the Mortgagor under the Swap Transaction), and any other sums required to be paid thereunder with interest on the unpaid principal at the Involuntary Rate from and after the happening of any Event of Default described in clause (a) of Section 2.01 from the due date of any such payment of principal until the same is paid.

Third:     To the payment of any other Indebtedness and any other sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage or the Note.

Fourth:     To the payment of the surplus, if any, to Mortgagor.

(e)     Upon any sale made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of the Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage.

SECTION 2.03.     (a) In case an Event of Default shall have happened and be continuing, then, upon written demand of the Mortgagee, the Mortgagor will pay to the Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to the Mortgagee interest at the Involuntary Rate on the then unpaid principal of the Note, and the sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Mortgagee, its agents, and counsel and any expenses incurred by the Mortgagee hereunder. In the event the Mortgagor shall fail forthwith to pay such amounts upon such demand, the Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Mortgagor and collect, out of the property of the Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

(b)     The Mortgagee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage; and the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, or any part thereof, and of the application of the proceeds of sale, as in this Mortgage provided, to the payment of the debt hereby secured, the Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon the Note, and to enforce payment of all other charges, payments and costs due under this Mortgage, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Involuntary Rate. In case of the commencement of any case against the Mortgagor under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect or any proceedings for its reorganization or involving the liquidation of its assets, then the Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Note to the full amount thereof, and all other payments, charges and costs due under this Mortgage, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall the Mortgagee receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

(c)     No recovery of any judgment by the Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of the Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property, or any part thereof, of any liens, rights, powers or remedies of the Mortgagee hereunder, but such liens, rights, powers and remedies of the Mortgagee shall continue unimpaired as before.

(d)     Any moneys thus collected by the Mortgagee under this Section 2.03 shall be applied by the Mortgagee in accordance with the provisions of subsection (d) of Section 2.02.

SECTION 2.04.     After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Mortgagee to obtain judgment for the principal of, or interest on, the Note, and all other Indebtedness and other sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage, or of any other nature in aid of the enforcement of the Note or of this Mortgage, the Mortgagor will (a) consent to the service of process as provided in Section 3.12 and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by the Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of all the earnings, revenues, rents, issues, profits and income thereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Mortgagee, the Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Indebtedness, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

SECTION 2.05.     Notwithstanding the appointment of any receiver, liquidator or trustee of the Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, the Mortgagee shall be entitled to retain possession and control of all property now or hereafter held under this Mortgage.

SECTION 2.06.     No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time as often as may be deemed expedient by the Mortgagee. Nothing in this Mortgage or in the Note shall affect the obligation of the Mortgagor to pay the principal of, and interest on, the Note in the manner and at the time and place therein respectively expressed.

SECTION 2.07.     The Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and the Agency and the Mortgagor hereby expressly waive all benefit or advantage of any such law or laws, and covenant not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Agency and the Mortgagor each waive, to the extent that they lawfully may, all right to have the Mortgaged Property, or any part thereof, marshaled upon any foreclosure hereof.

SECTION 2.08.     During the continuance of any Event of Default, and pending the exercise by the Mortgagee of its right to exclude the Mortgagor from all or any part of the Premises, the Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property, or any part thereof that is in its possession for such period, and upon default of any such payment, will vacate and surrender possession of the Mortgaged Property, or any part thereof, to the Mortgagee or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of the Premises for non-payment of rent, however designated.

(End of Article II)

ARTICLE III

Miscellaneous

SECTION 3.01.     In the event any one or more of the prov1s10ns contained in this Mortgage or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect,

such invalidity, illegality or unenforceability shall, at the option of the Mortgagee, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02.     All notices hereunder or under any applicable law pertaining hereto (including, without limitation, Article 14 of the New York Real Property Actions and Proceedings Law) shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered (i) by personal service or courier service, and shall be deemed given on the date when signed for or, if refused, when refused by the person designated as an agent for receipt of service, (ii) by facsimile transmission, and shall be deemed given when printed confirmation of completion of transmission is generated by the sender's facsimile transmission instrument, or (iii) by United States certified mail, return receipt requested, postage prepaid, and shall be deemed given two (2) days after being sent, to any party hereto at its address above stated or such other address of which a party shall have notified the party giving such notice in writing as aforesaid.

SECTION 3.03.     All covenants hereof shall be construed as affording to the Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of Sections 254 and 273 of the Real Property Law of the State of New York, or any other applicable law.

SECTION 3.04.     All of the grants, terms, conditions, provisions and covenants of this Mortgage shall run with the land, shall be binding upon the Agency and the Mortgagor and shall inure to the benefit of the Mortgagee, subsequent holders of this Mortgage and their respective successors and assigns. For the purpose of this Mortgage, the term "Agency" shall include and refer to the Agency named herein, any subsequent lessee of the Mortgaged Property, or any part thereof, including the Mortgagor, and their respective heirs, executors, legal representatives, successors and assigns of each. For the avoidance of doubt, the Agency is not a "Mortgagor" hereunder.

SECTION 3.05.     The enforcement of this Mortgage shall be governed, construed and interpreted by the laws of the State where the Premises are located. Nothing in this Mortgage, the Note or in any other agreement between the Mortgagor and the Mortgagee shall require the Mortgagor to pay, or the Mortgagee to accept, interest in an amount which would subject the Mortgagee to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due hereunder or under the Note or any such other agreement, which are or could be held to be in the nature of interest and which would subject the Mortgagee to any penalty or forfeiture under applicable law, then, ipso facto, the obligations of the Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law. Should the Mortgagee receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error, and shall automatically be applied to reduce the outstanding balance of the Indebtedness.

SECTION 3.06.     This Mortgage and all of the terms, covenants, provisions, conditions and grants contained in this Mortgage cannot be altered, amended, waived, modified or discharged orally, and no executory agreement shall be effective to modify, waive or discharge, in whole or in part, anything contained in this Mortgage unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment, waiver or discharge is sought.

SECTION 3.07.       The Agency and Mortgagor acknowledge that each has received a true copy of this Mortgage.

SECTION 3.08.     This Mortgage may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

SECTION 3.09.     All covenants hereof shall be construed as affording to the Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of any applicable law.

SECTION 3.10.     The information set forth on the cover hereof is hereby incorporated herein.

SECTION 3.11.     The Agency and Mortgagor expressly agree, intending that the Mortgagee rely thereon, that this Mortgage also shall constitute a "security agreement," as such term is defined in the Uniform Commercial Code in the jurisdiction wherein the Premises are situated (the "Code"). The Mortgaged Property includes, and shall be deemed to include, inter alia, the Chattels and the Intangibles, regardless of whether they are held or hereafter acquired, of the Mortgagor in, to and under the Mortgaged Property. By executing and delivering this Mortgage, the Agency and Mortgagor have granted, in the same manner and with the same effect described in the Granting Clause hereof, to the Mortgagee, as additional security, a security interest in the Chattels and the Intangibles which are subject to the Code. If any Event of Default shall occur, the Mortgagee shall have, in addition to any and all other rights and remedies set forth in this Mortgage, and may exercise without demand, any and all rights and remedies granted to a secured party under the Code, including, but not limited to, the right to take possession of the Chattels and the Intangibles, or any part thereof, and the right to advertise and sell the Chattels and the Intangibles, or any part thereof, pursuant to and in accordance with the power of sale provided for in this Mortgage. The Agency and Mortgagor agree that any notice of sale or other action intended by the Mortgagee with respect to the Chattels and the Intangibles, or any part thereof, shall constitute reasonable notice if it is sent to the Mortgagor not less than ten (10) days prior to any such sale or intended action. The proceeds of any such sale of the Chattels and the Intangibles, or any part thereof, shall be applied in the manner set forth in clauses First through Fourth of Section 2.02 (d) of this Mortgage.

SECTION 3.12.     The Agency and the Mortgagor agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Mortgage.

SECTION 3.13.     This mortgage does not cover(s) real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having their own separate cooking facilities.

SECTION 3.14.     Upon the occurrence of an Event of Default in the performance of any of the Mortgagor's covenants or agreements herein, the Mortgagee may, at its option, pay or perform the same and the amount or cost thereof, with interest at the Involuntary Rate, shall immediately be due from the Mortgagor to the Mortgagee. If the Mortgagor shall fail to perform any of its obligations under this Mortgage, then the Mortgagee may make advances to perform the same on its behalf and, to the extent that any such amounts or costs paid by the Mortgagee shall constitute payment of (i) taxes, charges or assessments which may be imposed by law upon the Premises; (ii) premiums on insurance policies covering the Premises; (iii) expenses incurred in upholding the lien of this Mortgage, including, but not limited to the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; (iv) any amount, costs or charge to which the Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; or (v) any amount pursuant to the provisions provided for herein that shall become effective after Event of Default then, and in each such event, such amounts or costs, together with interest thereon at the Involuntary Rate, shall be added to the indebtedness secured hereby and shall be secured by this Mortgage.

SECTION 3.15.     Upon reasonable notice to the Mortgagor, the Mortgagee, its officers, employees, agents and contractors, may enter the Premises to inspect it and to conduct, complete and take such tests, samples, analyses and other processes as the Mortgagee shall require to determine the Mortgagor's compliance with the Environmental Laws. The costs, expenses and fees of the Mortgagee of such entry, inspection, tests, samples, analyses and processes shall be paid and reimbursed by the Mortgagor upon demand by the Mortgagee. Any such sum paid by the Mortgagee, with the interest thereon at the rate provided to be paid on the Indebtedness, shall be a lien on the Premises prior to any claim, lien, right, title or interest in, to or on the Premises attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be evidenced and secured by this Mortgage.

SECTION 3.16.     AGENCY, DEBTOR AND MORTGAGEE HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER, OR IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY MANNER RELATED TO THIS MORTGAGE.

SECTION 3.17.     Anything in this Mortgage or the other Loan Documents to the contrary notwithstanding, the Mortgagor shall indemnify and hold the Agency and the Mortgagee harmless and defend the Agency and the Mortgagee at the Mortgagor's sole cost and expense against any loss or liability, cost or expense (including, without limitation, title insurance premiums and charges and reasonable attorneys' fees and disbursements of the Mortgagee's counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with (i) any ongoing matters arising out of the transaction contemplated hereby, the Indebtedness, this Mortgage, the Note or any other Loan Document, the Company Lease, Agency Lease and the Sublease, and/or the Mortgaged Property, including, but not limited to, all costs of reappraisal of the Mortgaged Property or any part thereof, whether required by law, regulation, the Mortgagee or any governmental or quasi- governmental authority, (ii) any amendment to, or restructuring of, the Indebtedness and this Mortgage, the Note or any of the other Loan Documents, (iii) any and all lawful action that may be taken by the Mortgagee in connection with the enforcement of the provisions of this Mortgage or the Note or any of the other Loan Documents, whether or not suit is filed in connection with the same, or in connection with the Mortgagor, any Guarantor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, and (iv) the past, current and/or future sale or offering for sale of interests in the Mortgagor, including, without limitation, liabilities under any applicable securities or blue sky laws. All sums expended by the Mortgagee shall be payable on demand and, until reimbursed by the Mortgagor pursuant hereto, shall be deemed additional principal of the Indebtedness and secured hereby and shall bear interest at the Involuntary Rate. The obligations of the Mortgagor under this paragraph shall, notwithstanding any exculpatory or other provisions of any nature whatsoever set forth in the Loan Documents, constitute the personal recourse undertakings, obligations and liabilities of the Mortgagor.

SECTION 3.18.     No Recourse Against Agency. The general credit of the Agency is not obligated or available for the payment of this Mortgage. The Mortgagee will not look to the Agency or any principal, member, director, officer or employee of the Agency with respect to the indebtedness evidenced by this Mortgage or any covenant, stipulation, promise, agreement or obligation contained herein. In enforcing its rights and remedies under this Mortgage, the Mortgagee will look solely to the mortgaged property and/or the Mortgagor for the payment of the indebtedness secured by this Mortgage and for the performance of the provisions hereof. The Mortgagee will not seek a deficiency or other money judgment against the Agency or any principal, member, director, officer or employee of the

Agency and will not institute any separate action against the Agency by reason of any default that may occur in the performance of any of the terms and conditions of this Mortgage or the Loan documentation. This Agreement on the part of the Mortgagee shall not be construed in any way so as to effect or impair the lien of this Mortgage of the Mortgagee's right to foreclose hereunder as provided by law or construed in any way so as to limit or restrict any of the rights or remedies of the Mortgagee in any foreclosure proceedings or other enforcement of payment of the indebtedness secured hereby out of and from the security given therefor. All covenants, stipulations, promises, agreements and obligations are the Agency's and not of any member, director, officer, employee or agent (except the Mortgagor) of the Agency in his or her individual capacity, and no recourse shall be had for the payment of the principal of any debt or interest thereon or for any claim based thereon or hereunder against any member, director, officer, employee or agency (except the Mortgagor) of the Agency or any natural person executing this Mortgage on behalf of the Agency. No covenant contained herein shall be deemed to constitute a debt of the State of New York or the Town oflslip and neither the State of New York nor the Town oflslip shall be liable on any covenant contained herein, nor shall any obligations hereunder be payable out of any funds of the Mortgagor.

SECTION 3.19.     The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of lender and borrower and Mortgagor and mortgagee and nothing contained in the Note, this Mortgage or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise in connection with the loan secured hereby is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in- common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower.

SECTION 3.20.     Hold Harmless Provisions.

(a)     The Mortgagor agrees that the Agency, its directors, members, officers, agents (except the Mortgagor) and employees shall not be liable for and agrees to defend, indemnify, release and hold the Agency, its director, members, officers, agents (except the Mortgagor) and employees harmless from and against any and all (i) liability for loss or damage to property or injury to or death of any and all persons that may be occasioned by, directly or indirectly, any cause whatsoever pertaining to the Facility or arising by reason of or in connection with the use thereof or under this Mortgage, or (ii) liability arising from or expense incurred by the Agency's acquiring, constructing, renovating and equipping, installation, owning and leasing of the Premises, including without limitation the generality of the foregoing, all claims arising from the breach by the Mortgagor of any of its covenants contained herein and all causes of action and reasonable attorneys' fees (whether by reason of third party claims or by reason of the enforcement of any provision of the Lease or this Mortgage (including without limitation this Section) and any other expenses incurred in defending any claims, suits or actions) which may arise as a result of the foregoing, provided that any such losses, damages, liabilities or expenses of the Agency are not incurred or do not result from the gross negligence or intentional or willful wrongdoing of the Agency or any of its directors, members, officers, agents (except the Mortgagor) or employees. The foregoing indemnities shall apply notwithstanding the fault or negligence on the part of the Agency, or any of its members, directors, officers, agents, or employees and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability. The foregoing indemnities are limited only to the extent of any prohibitions imposed by law, and upon the application of such prohibition by the final judgment or decision of a competent court of law, the remaining provisions of these indemnities shall remain in full force and effect.

(b)     Notwithstanding any other provisions of this Mortgage, the obligations of the Mortgagor pursuant to this Section 3.20 shall remain in full force and effect after the termination of this Mortgage until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and payment in full or the satisfaction of such claim, cause of action or prosecution relating to the matters herein described and the payment of all reasonable expenses and charges incurred by the Agency, or its respective members, directors, officers, agents (except the Mortgagor) and employees, relating to the enforcement of the provisions herein specified.

(c)     In the event of any claim against the Agency or its members, directors, officers, agents (except the Mortgagor) or employees by any employee or contractor of the Mortgagor or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Mortgagor hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation, disability benefits or other employee benefit acts.

(d)     The Mortgagor directs the Agency to execute and deliver this Mortgage to the Mortgagee, and further agrees to indemnify the Agency (and its members, officer, directors, agents, servants and employees) in connection with the execution, delivery, recording, performing and enforcing of this Mortgage.

SECTION 3.21.     The Mortgagee shall not be deemed to have consented to or acquiesced in any particular provision of any of the Company Lease, Agency Lease or the Sublease; and the Agency and the Mortgagor hereby confirm that the Company Lease, Agency Lease or the Sublease are in all respects subordinate to this Mortgage, including, without limitation, matters pertaining to property insurance proceeds and condemnation proceeds. Nothing in the Company Lease, Agency Lease or the Sublease shall vitiate in any way the Mortgagor's obligations under this Mortgage.

SECTION 3.22.     Upon termination of the Company Lease for any reason whatsoever and at the sole cost and expense of the Mortgagor, the Mortgagee shall prepare and deliver to the Agency and the Mortgagor, and the Agency and the Mortgagor shall execute, any documents necessary to amend and restate the Mortgage, in order to remove the Agency as a party hereto.

SECTION 3.23.     The Agency covenants that it will record or cause this Mortgage to be duly recorded in all offices where the recordation thereof is necessary, including the Suffolk County Clerk's Office.

SECTION 3.24.     Notwithstanding anything set forth in this Mortgage to the contrary, the maximum amount of principal indebtedness secured hereby at execution, or which under any contingency may become secured hereby at any time hereafter, is $10,387,500.00, with interest (including interest at the Involuntary Rate to the extent provided in this Mortgage), late charges and such other sums as may (a) be advanced by the Mortgagee pursuant to the Loan Documents for the protection of the Mortgaged Property or the preservation of the lien of this Mortgage (together with attorneys' fees and disbursements) and (b) be secured hereby without resulting in the imposition of mortgage recording tax in addition to the amount of tax due with respect to the principal indebtedness of $10,387,500.00.

SECTION 3.25     The Mortgagor and Agency agree that the Company Lease, Agency Lease or the Sublease are subject and subordinate in all respects to this Mortgage, including any renewals, replacements, extensions, modifications, etc. of the same. This provision shall be self-operative and no further instrument of subordination shall be necessary.

SECTION 3.26.     The Agency retains the right to defend itself in any action or actions covered by the indemnities in this Mortgage, which in the reasonable opinion of the Agency its directors, members, officers, agents (except the Mortgagor), or employees independent counsel is necessary to protect the interests of the Agency due to the failure or inability of the Mortgagor to defend the Agency consistent with contemporary legal standards. In any such defense of itself, the Agency shall select its own counsel, and any and all reasonable out-of-pocket costs of such defense, including, without limitation, attorney and disbursement fees, court costs, and litigation expenses shall be paid by the Mortgagor.

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IN WITNESS WHEREOF, this Mortgage has been duly executed by the Agency and the Mortgagor.

TOWN OF ISLIP INDUSTRIAL

DEVELOPMENT AGENCY

By:     /s/ William G. Mannix

William G. Mannix

Executive Director

555 N Research Corporation

By:       /s/ Glen Charles

Glen Charles

Chief Financial Officer

STATE OF NEW YORK                 )

) ss.:

COUNTY OF NASSAU                  )

On the 30th day of November in the year 2017, before me, the undersigned , a Notary Public in and for said State, personally appeared Glen Charles, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed instrument.

____________________________________

Notary Public

STATE OF NEW YORK                  )

) ss.:

COUNTY OF NASSAU                  )

On the 30th day of November in the year 2017, before me, the undersigned, a Notary Public in and for said State, personally appeared William G. Mannix, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed instrument.

____________________________________

Notary Public

AMENDED

SCHEDULE A DESCRIPTION

ALL that certain plot piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being at Central Islip, in the Town of Islip, County of Suffolk and State of New York, known and designated as Lots 5, 6 and 7 on a certain map entitled, "Map of Tech Park, filed in the Office of the Clerk of Suffolk County, which said map was filed on October 30, 1992 as Map No. 9282, being more particularly bounded and described as follows:

BEGINNING at the point formed by the intersection of the westerly line of North Champlin Drive with the northerly line of North Research Place:

RUNNING THENCE from said point of beginning the following two (2) courses and distances:

1).     South 81 degrees 30 minutes 37 seconds West, a distance of 834.82 feet along the northerly line of North Research Place to a point of curve;

2).     Southwesterly along a curve to the left having a radius of 283.00 feet, a distance of 119.02 feet (deed), 230.44 feet (actual) to the division line between Lot 7 and Lot 8 on said map;

THENCE along said division line, the following two (2) courses and distances: 1). North 55 degrees 08 minutes 36 seconds West, 129.29 feet;

2). North 11 degrees 47 minutes 48 seconds West, 348.01 feet to a point on the southerly line of "Map of College Woods Section 2", filed 3/4/91 as Map No. 9071.

THENCE along said southerly line of "Map of College Woods, Section 2", North 72 degrees 54 minutes 33 seconds East, a distance of 1106.21 feet to a point;

THENCE South 39 degrees 24 minutes 19 seconds East, a distance of 136.64 feet to a point on the westerly line of North Champlin Drive;

THENCE along westerly line of North Champlin Drive, the following four (4) courses and distances:

1).	South 13 degrees 29 minutes 54 seconds East, a distance of 137.77 feet to a point;
2).	Along the arc of a curve, bearing to the right having a radius of 975.00 feet, a distance of 85.23 feet to a point;
3).	South 08 degrees 29 minutes 23 seconds East, a distance of 148.26 feet to a point;
4).	Along the arc of a curve, bearing to the right, having a radius of 25.00 feet, a distance of 39.27 feet to the point or place of BEGINNING.

TOGETHER with a non-exclusive easement for ingress and egress, in and over the following described parcel:

ALL that certain plot, piece or parcel of land, situate, lying and being in Central Islip in the Town of Islip, County of Suffolk and State of New York, being a portion of Lot 4 on a certain map entitled, "Map of Tech Park" filed in the Office of the Clerk of the County of Suffolk, filed October 30, 1992 as Map No. 9282, being more particularly bounded and described as follows:

BEGINNING at a point on the westerly side of North Champlin Drive where the same is intersected by the division line between Lot 4 and Lot 5 on said map;

RUNNING THENCE along the westerly side of North Champlin Drive, North 13 degrees 29 minutes 54 seconds West, 126.66 feet to a point;

THENCE through Lot 4 on said map, South 72 degrees 54 minutes 33 seconds West, 59.82 feet to a point on the division line between Lot 4 and Lot 5 on said map;

THENCE along the division line, South 39 degrees 24 minutes 19 seconds East, 136.64 feet to the point or place of BEGINNING.